UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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HARRINGTON WEST FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 22, 2009
Dear Stockholder,
     You are cordially invited to attend the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”). The meeting will be held at the Los Padres Bank office, 610 Alamo Pintado Road, Solvang, California, 93463 on Thursday, June 11, 2009 at 5:00 p.m. local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.
     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
     Your continued support of and investment in Harrington West Financial Group, Inc. are sincerely appreciated, and we look forward to visiting with you at the Annual Meeting.

Very truly yours,
/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2009
ANNUAL MEETING OF STOCKHOLDERS
VOTING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
THE COMPENSATION DISCUSSION AND ANALYSIS
MANAGEMENT COMPENSATION
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS

Harrington West Financial Group, Inc.
610 Alamo Pintado Road
Solvang, California 93463
(805) 688-6644

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 11, 2009

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”), will be held at Los Padres Bank’s office, 610 Alamo Pintado Road, Solvang, California, 93463 on Thursday, June 11, 2009 at 5:00 p.m. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:
(1)	To elect two (2) directors for three (3) year terms or until their successors are elected and qualified;

(2)	To ratify the appointment by the Board of Directors of Crowe Horwath LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.
     The Board of Directors has fixed April 15, 2009 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Solvang, California
April 22, 2009
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2009:
The proxy statement for the 2009 Annual Meeting of Stockholders, Proxy Card, and 2008 Annual Report are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13249.
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HARRINGTON WEST FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 11, 2009
     This Proxy Statement is furnished to the holders of common stock, $0.01 par value per share (the “Common Stock”), of Harrington West Financial Group, Inc. (the “Company” or “HWFG”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Los Padres Bank office, 610 Alamo Pintado Road, Solvang, California, 93463 on Thursday, June 11, 2009 at 5:00 p.m. local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 22, 2009.
     Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.
     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
     The proxy card included herein, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with its instructions. If no contrary instructions are given, each proxy card received will be voted (i) FOR the nominees for directors described herein; (ii) FOR ratification of the appointment of Crowe Horwath LLP as the Company’s independent auditors for fiscal 2009; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies.
     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463); (ii) filing a later dated proxy (using a proxy card); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING
     Only stockholders of record at the close of business on April 15, 2009 (“Voting Record Date”), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 7,020,093, shares of Common Stock outstanding, and the Company has no other class of equity securities outstanding entitled to vote. Each stockholder has one vote per share of Common Stock for which they are the beneficial owner.
     Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of the holders of a majority of the total votes present in person or by proxy and entitled to vote is required to ratify the appointment of the independent auditors. Abstentions are considered in determining the presence of a quorum, but will not affect the vote required for the election of directors or ratification of accountants.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Election of Directors
     The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.
     No director, nominee for director or executive officer of the Company is related to any other director, nominee for director or executive officer of the Company by blood, marriage or adoption.
     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

Information With Respect to Nominees for Directors and Continuing Directors
     The following tables present information concerning the nominees for director of the Company and each director whose term continues.
Nominees for Director for Three-Year Terms Expiring in 2012

Name	Age(1)	Director Since
Timothy Hatlestad	50	2006

William D. Ross	80	1996
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE
ABOVE NOMINEES FOR DIRECTOR.
Directors Whose Terms Expire in 2010

Name	Age(1)	Director Since
Paul O. Halme	68	2002

William W. Phillips, Jr.	56	2002
Directors Whose Terms Expire in 2011

Name	Age(1)	Director Since
Craig J. Cerny	53	1995

John J. McConnell	63	1996

(1)	As of April 15, 2009
     Information concerning the principal occupation of each nominee for director of the Company and continuing members of the Board of Directors, during the past five years, is set forth below.
     Timothy S. Hatlestad has served as a director of the Bank since 2003 and as a director of the Company since 2006. Mr. Hatlestad is President and CEO of Resource Marketing Group, Inc., owner of RE/MAX Commercial Investment and RE/MAX Achievers, which is a real estate brokerage, property management, development and real estate investment firm with numerous offices in the Phoenix metropolitan area. The company is recognized as one of the largest real estate brokerage firms in Arizona as well as the United States. Mr. Hatlestad was the 2008 President of the CCIM Institute, an organization dedicated to advanced commercial investment real estate education; and was the 2005 President of the 48,000+ member Arizona Association of REALTORS®.

     William D. Ross has served as a director of the Company since 1996 and a director of the Bank since its incorporation in 1982. Mr. Ross served as the Company’s President from 1996 until 1998 and as the Chief Executive Officer of the Bank from 1983 to 1998 and was Chairman of the Bank from 1997 to May 2002. Mr. Ross has spent more than 48 years in the banking business.
     Craig J. Cerny has served as the Company’s Chairman of the Board and Chief Executive Officer since August 1995, when he formed the Company to acquire Los Padres Bank, FSB (the “Bank”). Mr. Cerny has been the Chief Executive Officer of the Bank since October 2001 and the Chairman of the Board of the Bank since May 2002. Mr. Cerny has also served as a director of the Bank since April 1996, and served as the Bank’s Chief Investment Officer from 1996 to 2007. Until January 2002, Mr. Cerny was the Chief Executive Officer, President and a director of Harrington Financial Group, Inc., Richmond, Indiana (“HFGI”), and Chairman of the Board, Chief Executive Officer and President of HFGI’s subsidiary, Harrington Bank, FSB, positions he held since February 1992. In January 2002, HFGI and Harrington Bank merged with an unaffiliated financial institution after the sale of, among other things, the assets of HFGI’s Shawnee Mission, Kansas operations to the Bank. Prior to holding these positions, Mr. Cerny served as a principal and member of the board of directors of Smith Breeden Associates, Inc. (“Smith Breeden”), which rendered interest rate risk and investment management advice to the company until April 30, 2007. Mr. Cerny was employed at Smith Breeden from April 1985 to December 1996, where he was active in their bank consulting and investment advisory practice. Mr. Cerny remains a stockholder in Smith Breeden.
     John J. McConnell has served as a director of the Company and as a director of the Bank since 1996. Dr. McConnell also served as a director of HFGI until January 2002. Dr. McConnell is the Emanuel T. Weiler Distinguished Professor of Management (in Finance) at the Krannert School of Management, Purdue University, where he has been a faculty member since 1976. He served on the Board of Directors of the Federal Home Loan Bank of Indianapolis from 1983 to 1986 and has been a consultant for various government agencies, trade associations, law firms, and corporations.
     Paul O. Halme has served as a director of the Company since May 2002 and as a director of the Bank since 2000. Mr. Halme is an attorney and a partner in the law firm of Halme and Clark in Solvang, California. Mr. Halme was named Man of the Year in 2003 for his support of nonprofit charities in his community. He is a founder and the first President of the Santa Ynez Valley Bar Association. He currently serves as Chair of the Paloheimo Foundation Board which supports specific museums and educational beneficiaries including The Pasadena Museum of History, Pasadena, California, El Rancho De Las Golondrinas, outdoor museum of Spanish Colonial History, Santa Fe, New Mexico, School for Advanced Research of the Human Experience, Santa Fe, New Mexico and The Southwest Museum, Los Angeles, California. Mr. Halme also serves as a director of Acequia Madre House, a New Mexican nonprofit corporation devoted to preservation of a historic residence and collection in Santa Fe, New Mexico, and a director of Friends of Sibelius Academy, a New York nonprofit corporation devoted to music advancement and education.
     William W. Phillips, Jr. is the President and a director of the Company, and he is the President, Chief Operating Officer, and a director of the Bank. Mr. Phillips has been the Company’s President since 1998 and a director since May 2002. Mr. Phillips became a director of the Bank in 1997. Mr. Phillips has served as the President and Chief Operating Officer of the Bank since 1997. Prior to being the President and Chief Operating Officer of the Bank, Mr. Phillips served as its Senior Vice President and Treasurer. Mr. Phillips has more than 30 years of experience in the banking industry and has served the Bank in progressively responsible capacities since its origination in 1983. Mr. Phillips was reappointed Chief Financial Officer in June 2004, but subsequently relinquished that title with the promotion of Kerril Steele to Chief Financial Officer in January 2007.

Executive Officers Who Are Not Directors
     Set forth below is information concerning executive and senior officers of the Company and the Bank who do not serve on the Board of Directors of the Company. Each executive or senior officer of the Company is appointed by the Board of Directors of the Company and serves until their successor is appointed. No officer set forth below is related to any director or other executive officer of the Company or the Bank by blood, marriage or adoption, with the exception of Susan Weber and Steen Weber, who are related by marriage. There are no arrangements or understandings between a director of the Company or the Bank and any other person pursuant to which such person was appointed an officer.
     Susan C. Weber, age 62, has been with the Bank since 1983. Mrs. Weber has served as the Company’s Senior Vice President since 1999. Mrs. Weber has served as Executive Vice President and Chief Lending Officer of the Bank since 1999, and she has been a director of the Bank since 2001. When Mrs. Weber joined the Bank in 1983 as Vice President and Loan Manager, she was instrumental in establishing its loan department. Shortly thereafter, Mrs. Weber was promoted to Vice President and Chief Loan Officer and, in June 1997, she was promoted to Senior Vice President and Chief Loan Officer. Mrs. Weber has more than 32 years experience in the banking industry.
     Mark R. Larrabee, age 51, has been President of the Kansas Region and Chief Commercial Lending Officer of the Bank since November 2001, when the Bank acquired the Kansas operations of Harrington Bank, FSB. In December 2001, Mr. Larrabee was also named a director of the Bank. Mr. Larrabee held similar positions at Harrington Bank, FSB since February 1998. From January 1996 to February 1998, Mr. Larrabee served as Executive Vice President for Country Club Bank, Kansas City, Missouri. Prior to joining Country Club Bank, Mr. Larrabee was Senior Vice President for Bank IV Kansas, National Association, Overland Park, Kansas, from October 1992 to January 1996. Bank IV had acquired Mr. Larrabee’s previous employer, Mission Hills Bank, Mission Woods, Kansas, where he was a founder and had served as Executive Vice President and Chief Commercial Lending Officer from March 1984 until the October 1992 acquisition.
     Vernon H. Hansen, age 56, joined the Bank in July 2002 as President of its newly formed Arizona Region. Mr. Hansen has been in the Phoenix, Arizona metropolitan market since 2000, and has a 37 year background in commercial and community banking, including duties as President, Branch Manager, Chief Credit Officer and Lending Officer. Prior to joining the Bank, Mr. Hansen served as Executive Vice President — Chief Lending Officer for Bank of the Southwest in Tempe, Arizona from May 2001 to July 2002, and Vice President — Chief Credit Officer for Matrix Capital Bank in Phoenix and Denver from January 1997 to May 2001. Mr. Hansen was also employed by the Federal Deposit Insurance Corporation as a bank examiner earlier in his career.
     Kerril K. Steele, age 53, joined Los Padres Bank in February 2004 and was promoted to Chief Financial Officer for both the Company and the Bank in January 2007. Prior to that she served as Vice President, Corporate Controller and was promoted to Senior Vice President, Principal Accounting Officer in December 2004. Ms. Steele is a certified public accountant and was formerly Director of Corporate Accounting for World Minerals, Inc., a subsidiary of a Fortune 500 Company. Ms. Steele received her public training with KPMG, LLP with a focus on audit and taxation of financial institutions.
     Steven J. Berg, age 58, has served as Senior Vice President, Legal Counsel and Compliance Officer of the Bank since October 1996 and also provides legal services to the Bank’s subsidiary, Harrington Wealth Management Company. At the time Mr. Berg joined the Bank, Mr. Berg was in private law practice in Santa Barbara and Goleta, California, where he focused on banking and creditors’ rights law. Prior to that, Mr. Berg served in various legal positions, including general counsel with a $5 billion thrift in Santa Barbara, California. Mr. Berg entered private law practice in 1976 and is admitted to the California Bar.
     Kim D. Chambers, age 41, serves as Senior Vice President and Mortgage Lending Manager. Since joining the Bank in 1997, Mrs. Chambers has served in various capacities including several managerial positions. Mrs. Chambers was previously employed with Chase Manhattan Mortgage as an underwriter and processing/funding supervisor.
     Allen Hafizi, age 47, currently serves as Senior Vice President, Loan Service Manager. Mr. Hafizi joined the Bank in August of 2006. Prior to joining Los Padres Bank, Mr. Hafizi was employed for four years at Pacific State Bank as Vice President, Note Department Manager, CRA and Lending Compliance officer. Prior to 2002, Mr. Hafizi held various residential and commercial loan operations and servicing related positions since 1989.
     Richard E. Harrison, age 43, currently serves as President and Chief Operating Officer of Harrington Wealth Management, a wholly owned subsidiary of the Bank. Mr. Harrison joined Harrington Wealth Management in February of 1993. Mr. Harrison, with approximately 20 years of trust and investment management experience, is the manager of all trust and investment related functions for Harrington Wealth Management. Prior to joining Harrington Wealth Management, he served in trust and investment management positions with Union Federal Savings Bank of Indianapolis and Irwin Union Bank. He also served as a trust examiner with the Indiana Department of Financial Institutions. Mr. Harrison earned a B.S. in Finance from Indiana University and an M.B.A. with honors from the University of Indianapolis. He is also a graduate of the American Bankers Association Trust School.
     John R. Mason, age 45, joined the Bank in February 2007 in the position of Chief Investment Officer. Mr. Mason has a more than 20 year career in finance, accounting, and investment management and was most recently a portfolio manager for US Central, FCU. Prior to this position, Mr. Mason was a principal of Smith Breeden Associates, Inc., an investment and interest rate risk management adviser to the Company, responsible for consulting with banking clients on asset/liability and fixed income portfolio matters. Mr. Mason spent over six years from 1991 to 1997 at Roosevelt Bank, FSB, a savings bank with $7 billion in assets, most recently as Chief Investment Officer. Mr. Mason is a Certified Public Accountant and Chartered Financial Analyst.
     Cynthia Mendenhall, age 48, joined Los Padres Bank when the Bank acquired the Kansas operations of Harrington Bank, FSB in November 2001. Ms. Mendenhall has 19 years of commercial banking experience, and prior to joining Los Padres, held positions with the Bank of Blue Valley, Mark Twain Bank, Mercantile, and US Bank. She was hired in August 2000 by Harrington Bank as Assistant Vice President/Manager of the Commercial Loan Operations Department and promoted in January 2003 to Vice President/Manager of the Commercial Loan Operations Department. Ms. Mendenhall was promoted to Senior Vice President and Manager of the Commercial Loan Operations Department in January 2008.
     Michele K. Morrison, age 49, has been with the Bank since its inception in 1983. Ms. Morrison currently serves as Senior Vice President of Banking Operations and Facilities. Prior to this appointment, she held several positions within Savings Administration, including Chief Savings Officer, for the Bank. Ms. Morrison has more than 29 years experience in the banking industry.
     Leigh Sherman, age 60, was hired by HWFG in August 2007 and currently serves as Senior Vice President, Chief Retail Banking and Marketing Officer. Mr. Sherman has over 25 years of retail banking, marketing, and sales management experience at organizations such as M&I Bank, Amtrust Bank, and Old Kent Bank.

     Steen Weber, age 47, has been with the Bank since 1986, and since 2001 has served as Senior Vice President and Credit Risk Manager. Prior to 2001, Mr. Weber served the Bank’s Loan Department in several progressively senior positions within the Bank’s Loan Department. From 1999 to 2001, Mr. Weber was a Vice President and Business Development Officer for Harrington Wealth Management Company.
Board of Directors Meetings
     Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company’s business. During the year ended December 31, 2008, the Board of Directors met seventeen times. Pursuant to applicable Nasdaq Global Market requirements, the Board of Directors has made an affirmative determination that the following members of the Board of Directors are “independent” under applicable rules: Paul O. Halme, Timothy Hatlestad, John J. McConnell, and William D. Ross. Pursuant to applicable Nasdaq Global Market requirements, a majority of the members of the Board of Directors are “independent”. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served in 2008. Directors are encouraged to attend annual meetings of stockholders of the Company. All directors attended the Company’s prior annual meeting of stockholders.
Director Compensation
     The Company’s non-employee directors received an annual fee of $20,000 for attending Board of Directors and committee meetings during 2008. Non-employee directors of the Bank received an annual fee of $27,500 for attending Board of Director and committee meetings of the Bank during 2008.
     In addition, each of the Company’s directors is eligible to receive grants under the terms of the 2005 Equity Based Compensation Plan.
     The following table provides the aggregate dollar amount paid to each non-employee director for fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees and meeting fees. For awards of stock, the dollar amount reported is the amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS
123(R).

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)	($)	($)
Paul O. Halme,	$47,500	$4,769	—	$52,269
Timothy S. Hatlestad	47,500	4,769	—	52,269
John J. McConnell	47,500	4,769	—	52,269
William D. Ross	47,500	4,769	—	52,269
     All option grants made in 2008 were Dividend Equivalent shares and will earn dividends at the normal dividend rate as they vest. All grants vest ratably over a 4 year period on the anniversary of the grant.

Committees of the Board of Directors
     General. The Company’s Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, each of which is described below. These Committees are and will continue to be comprised entirely of independent directors, as defined by the listing standards of the Nasdaq Global Market, the Sarbanes-Oxley Act of 2002, and the Securities and Exchange Commission (“SEC”). The members of the Company’s Audit Committee are Messrs. Halme, Hatlestad, Ross, and McConnell. The members of the Compensation Committee are Messrs. Ross, Halme, Hatlestad and McConnell. The members of the Nominating/Corporate Governance Committee are Messers. McConnell, Halme, Hatlestad and Ross. In addition, the Company’s Board of Directors has determined that the Audit Committee has an “audit committee financial expert” as defined in regulations issued by the SEC. The Company’s “audit committee financial expert” is John J. McConnell. The Audit Committee met four times in 2008, and the Compensation Committee met once in 2008.
     Audit Committee. The Company’s Audit Committee oversees the Company’s auditing, accounting, financial reporting and internal control functions and selects, engages and compensates the Company’s independent accountants. In addition, the Audit Committee monitors the quality of the Company’s critical accounting principles and financial reporting. The Audit Committee also evaluates the independence of the Company’s independent accountants and will approve in advance any permissible non-audit services provided to the Company by the independent accountants. Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, who must report directly to the Audit Committee. In discharging its duties, the Audit Committee:
•	meets independently with the Company’s compliance staff, contracted internal auditors, the Company’s independent accountants and the Company’s senior management;

•	reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit;

•	receives, retains and evaluates complaints by the Company’s employees with respect to the Company’s accounting, internal accounting controls and auditing matters; and

•	resolves all disagreements between the Company’s management and the Company’s independent accountants.
     The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter was filed as an appendix to 2003’s proxy statement and is available on the Company’s website at www.hwfg.com. The Audit Committee report for 2008 is included at page 9 of this Proxy Statement.
     Nominating/Corporate Governance Committee. In May 2004, the Board of Directors of the Company established a nominating/corporate governance committee (the “Nominating Committee”) comprised of independent directors and adopted a written charter for such nominating committee in the same month. This committee’s charter is available on the Company’s website at www.hwfg.com. Pursuant to such charter, the Nominating Committee will:
•	identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders;

•	identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee;

•	conduct an annual evaluation of the performance of the Board and report conclusions to the Board; and

•	develop and recommend to the Board a set of corporate governance principles applicable to Harrington West Financial Group and review those principles at least once a year.
     Compensation Committee. The Company’s Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for the Company’s named executive officers including targeted total cash compensation and long-term equity based incentives. The Company’s Compensation Committee charter is available on the Company’s website at www.hwfg.com. The Compensation Committee includes all non-management, independent directors of the Company and, as such, acts with the full force and authority of the Company’s Board of Directors. The Committee relies on compensation information, reviews and recommendations for non-CEO executives from the executive’s direct supervisor(s). Management does not recommend compensation for the Board of Directors but provides information and industry comparisons with which the Board sets director compensation. The Board has not used consultants in the determination of executive compensation but requests and receives industry compensation data and surveys as information for its deliberations. The Compensation Committee Report is included starting on page 22 of this Proxy Statement.
     Bank Committees. In addition, the Bank has the following committees: an Asset/Liability Management Committee, an Audit Committee, a Compensation Committee, a Community Reinvestment Act Committee, an Executive Committee, an Internal Asset Review Oversight Committee, and a Loan Oversight Committee.
Report of the Audit Committee
     The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
“March 25, 2009
To the Board of Directors of Harrington West Financial Group, Inc.:
We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008.
We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
William D. Ross
Paul O. Halme
Timothy S. Hatlestad
John J. McConnell”
Consideration of Director Nominees
     Stockholder Nominees. The policy of the Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board. The Company’s Bylaws govern nominations for election to the Board of Directors and provide that nominations for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder eligible to vote at an annual meeting of stockholders who has complied with specified notice requirements. Written notice of a stockholder nomination along with certain information required by the Bylaws must be delivered or mailed to the Company’s principal executive offices not later than ninety (90) days before the anniversary date of the mailing of the Company’s proxy materials in connection with the immediately preceding annual meeting of stockholders. Nominations not made in accordance with the Company’s Bylaws may be disregarded. The Company did not receive any such nominations from stockholders in connection with the Annual Meeting.
     Director Qualifications. In evaluating nominations for director, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Members of the Board should have the highest professional and personal ethics and values, consistent with the values of the Company. Nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.
     Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. The Nominating Committee expects that candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated at meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. The Nominating Committee expects that following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a meeting. The Nominating Committee also may review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board. All nominees for the 2009 Annual Meeting were recommended by management and the Board.

Communications with the Board
     Stockholders may communicate with the Board of Directors by sending a letter to the Company’s Board of Directors, c/o Corporate Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit stockholder correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Beneficial Ownership of Common Stock
     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, and (iii) all directors and named executive officers of the Company as a group.

	Amount and Nature
	of Beneficial
Name of Beneficial	Ownership as of		Percent of
Owner or Number of	the Voting Record		Common
Persons in Group	Date (1)		Stock
Directors and named executive officers:
Craig J. Cerny	741,249	(2)	9.7%
William W. Phillips, Jr.	177,132	(3)	2.3%
William D. Ross	135,448	(4)	1.8%
John J. McConnell	134,614	(5)	1.8%
Susan C. Weber	100,358	(6)	1.3%
Paul O. Halme	58,265	(7)	0.8%
Mark R. Larrabee	57,650	(8)	0.8%
Timothy S. Hatlestad	43,630	(9)	0.6%
Kerril Steele	8,450	(10)	0.1%

All directors, director nominees, and executive officers as a group (20 persons)	1,544,423	(11)	19.2%

Individual Investors
Douglas T. Breeden	1,363,019	(12)	19.4%
Peter Fraser	479,077	(13)	6.8%

Institutional Investors	As of 12/31/08
Concordia Financial Services Fund, L.P.	982,846	(14)	12.9%
The Banc Funds Co. LLC	374,842		5.3%

(1)	Applicable percentages are based on 7,020,093 shares of common stock outstanding as of April 15, 2009, plus, for a particular stockholder, (a) shares of common stock subject to stock options exercisable within 60 days by such stockholder and (b) shares of common stock issuable upon conversion of any Series A Preferred stock held by such stockholder.

(2)	Includes 83,400 shares held by the Rhonda Cerny Trust, Mr. Cerny’s wife, 20,510 shares held by Harrington Wealth Management as agent for the Cerny Family Trust, 86,125 shares underlying stock options exercisable within 60 days of the voting record date and 2,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(3)	Includes 109,832 shares held by the Phillips Family Trust, 63,300 shares underlying stock options exercisable within 60 days of the voting record date and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(4)	Includes 10,000 shares held by Marie Steiner Ross, Mr. Ross’s wife, 34,090 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(5)	Includes 27,250 shares underlying stock options exercisable within 60 days of the voting record date and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(6)	Includes 8,107 shares held by the Weber Family Trust, 45,900 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(7)	Includes 28,300 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(8)	Includes 3,600 shares held by Aimee Larrabee, Mr. Larrabee’s wife, 31,950 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(9)	Includes 13,925 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(10)	Includes 8,450 shares underlying stock options exercisable within 60 days of the voting record date.

(11)	Includes 437,635 shares underlying stock options exercisable within 60 days of the voting record date held by directors and executive officers.

(12)	Includes 383,202 shares held by the Breeden Family Trust, which Dr. Breeden has the power to vote and dispose of, 131,735 shares held by Wyandotte Community Corporation of Leavenworth, Indiana of which Dr. Breeden owns more than 99%, and 268,807 shares held by Community First Financial Group (“CFFG”). Mr. Breeden is Chairman of the Board of Directors and the principal stockholder of CFFG holding 73.7% of a class of voting stock of CFFG.

(13)	Includes 10,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(14)	Includes 85,999 shares of Series A Non-Cumulative Convertible Perpetual Preferred Stock. All shares of the Series A Non-Cumulative Convertible Perpetual Preferred Stock have been converted to common shares at a 4 to 1 ratio for the purposes of this table.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s capital stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company’s capital stock, other than Craig J. Cerny, the Company’s Chairman of the Board and Chief Executive Officer, and Douglas Breeden. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management.”
     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2008, the Company’s officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act with the exception of Form 4 ownership reports related to stock options granted on January 9, 2008 to all named executive officers and directors which were not filed until January 29, 2008.

THE COMPENSATION DISCUSSION AND ANALYSIS
Objective of the Compensation Program
     The objective of our Compensation Program, administered by the Compensation and the Stock Plan Administration Committees of the Board of Directors, is to compensate qualified, competent management, to motivate executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company, and to ensure that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders’ interest.
     The Compensation Program is designed to award our executives for achieving both short term and long term financial and strategic goals of the Company, as outlined in our comprehensive three-year annual plan. Furthermore, the Program awards individual development and achievement in meeting specific goals as outlined in the executives’ annual performance review.
Types of Compensation Components
     Generally, three components of compensation are awarded our executives and consist of a base salary, annual cash bonus, and a stock incentive award.
     Annual salary is set to be consistent with the competitive value of the executive’s position in similar asset sized, financial institutions with comparable operating structures, product lines, and financial sophistication. The executive’s development, tenure, and experience are taken into account in determining the base salary, as well as inflationary trends in such positions.
     The Annual Cash Bonus is awarded based on meeting a comprehensive set of financial, business development, risk management, and personal goals as outlined in the comprehensive annual 3-year strategic and financial plan. Progress toward meeting long-term franchise development goals are also considered with respect to banking office expansion, new product development and implementation, efficiency enhancements, and cost controls. Given the performance of the Company and the status of the economy, no bonuses were awarded to executive officers or management in 2009 for FY 2008 and the Chairman and CEO did not receive any compensation increase for FY 2009.
     The stock incentive award, which can be in the form of an option to purchase our stock, a grant of our stock, or a right in the appreciation of our stock, is awarded to build long-term franchise and stockholder value. This value creation is accomplished through the execution of major corporate strategies and building franchise value through the profitable development of new banking offices, alternative distribution channels, and new product lines, while controlling costs and banking risks. The stock incentive award is expected to provide incentive to create long-term, quality earnings performance and to improve franchise value to drive our stock valuation. The stock incentive award, which generally has a four-year vesting period, is expected to promote the retention of quality executives in the Company.
Criteria in Setting Compensation Components
     The Compensation Committee considers the following criteria in setting compensation of named executive officers of the Company and its subsidiaries:
1.	The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

2.	The level of and/or increases in earnings and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3.	Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank, the improvement in market share and franchise value, the improvement in share value measures, the level and improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups, the implementation and execution of strategic plans and other objectives as may be established by the Board of Directors of the Company.

4.	The individual commitment of the executive relative to overall management efficiency, inspirational leadership, professional involvement, civic activities, business development, and the maintenance of corporate stature enhancing the image of the Company and its subsidiaries in their market place.

5.	The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry and similar asset and operating characteristics with a concentration on those institutions operating in the Company’s market.
     The Compensation Committee determines the amount of each compensation component based on the short and long term financial and strategic accomplishments of the Company and the executive’s performance in the year. Specifically, the Compensation Committee reviews and analyzes the statistics of a peer group of banks and thrifts with asset sizes $750 million to $1.75 billion (approximately 200-250 publicly traded institutions) for financial performance and compensation standards. Based upon this review and compensation surveys of the compensation components for the executive’s position, the Compensation Committee determines a range of suitable compensation components. This possible range is then adjusted for the specific attainment of corporate objectives, financial goals, and strategic execution. The Committee also considers the reviews and compensation recommendations for the named executives by the executive’s direct supervisor and receives self-assessments from these executives as part of the compensation deliberation process. The Committee will adjust the compensation components relative to success in achieving short and long term financial and strategic objectives to promote fair and competitive compensation and to build stockholder value. The Chief Executive Officer has no role in recommending any of his compensation components, and his awards remain at the full discretion of the Committee. No employment agreements have been provided to any named executive officer of the Company. The Compensation Committee and the Company have chosen not to provide employment agreements for the named executive officers in order to allow for flexibility in compensation arrangements and to control cost of compensation. In addition, the Company has no specific severance plan when an executive terminates employment and no specific benefits upon the occurrence of a change in control. However, in the event of a change in control, the Company’s 2005 Equity Based compensation plan provides that all outstanding equity awards will vest as of such change in control, and the Committee may consider severance benefits or other benefits in event of a change of control or other circumstances on a case by case basis.
Timing of the Grant of Compensation Components
     The Compensation Committee meets at roughly the same time period each year (second week of January) to deliberate on the compensation components for all officers and named executives. Therefore, all compensation awards including stock incentive awards, are made at this time on a consistent basis and not timed with the release of any non public material information. These awards are discussed with each officer and named executive within a reasonable period of time (several days). The exception to this policy is for newly hired executives, which may receive stock options awards on the date of commencement of service.

MANAGEMENT COMPENSATION
Executive Compensation
     The following table shows information about compensation earned in the last three years by the Company’s and Bank’s principal executive officer, principal financial officer, and its three other most highly compensated executive officers (the “Named Executive Officers”).

							Change in
							Pension
							Value and
							Nonqualified
					Option	Non-Equity	Deferred
				Stock	Awards	Incentive Plan	Compensati	All Other
		Salary	Bonus	Awards	(1)	Compensation	on Earnings	Compensation (2)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Craig J. Cerny	2008	$385,000	$0	N/A	$8,969	N/A	N/A	$6,900	$400,869
Chairman and Chief Executive	2007	375,000	80,000	N/A	11,923	N/A	N/A	9,000	485,923
Officer of the Company and the Bank	2006	375,000	195,000	N/A	22,744	N/A	N/A	9,900	572,744

Kerril K. Steele	2008	140,000	0	N/A	2,050	N/A	N/A	4,935	146,985
Senior Vice President and Chief	2007	135,000	24,000	N/A	3,180	N/A	N/A	6,600	173,780
Financial Officer of the Company and the Bank	2006	116,000	30,000	N/A	4,582	N/A	N/A	6,570	154,582

William W. Phillips, Jr.	2008	205,000	0	N/A	5,125	N/A	N/A	6,900	217,025
President of the Company and the	2007	200,000	70,000	N/A	7,154	N/A	N/A	9,000	291,153
Bank, and Chief Operating Officer of the Bank	2006	195,000	95,000	N/A	9,163	N/A	N/A	9,900	299,163

Mark R. Larrabee	2008	185,000	0	N/A	4,163	N/A	N/A	6,900	196,063
President of the Kansas Region and	2007	180,000	50,000	N/A	6,359	N/A	N/A	9,000	250,359
Chief Commercial Loan Officer of the Bank	2006	175,000	75,000	N/A	9,163	N/A	N/A	9,900	254,163

Susan C. Weber	2008	170,000	0	N/A	3,588	N/A	N/A	6,400	179,988
Senior Vice President of the	2007	165,000	45,000	N/A	4,769	N/A	N/A	9,000	228,769
Company and Executive Vice	2006	160,000	65,000	N/A	7,636	N/A	N/A	9,900	224,163
President and Chief Lending Officer of the Bank

(1)	For awards of stock options, the dollar amount reported is the amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS 123(R). All option grants made in 2008 were Dividend Equivalent shares and will earn dividends at the normal dividend rate as they vest. All grants vest ratably over a 4 year period on the anniversary of the grant.

(2)	For fiscal 2008, includes 401(k) matching contributions made by the Bank of $6,900 for Mr. Cerny, $4,935 for Ms. Steele, $6,900 for Mr. Phillips, $6,900 for Mr. Larrabee and $6,400 for Mrs. Weber. No 401(k) discretionary contributions were made by the Bank for Fiscal 2008.
No Named Executive Officer received perquisites in 2008 valued at $10,000 or more.

Grants of Plan Based Awards
     In fiscal 2008, the Compensation Committee met once, January 9, 2008, to discuss options for all employees.
     The following table provides information with respect to awards to the named executive officers under any plan maintained by the Company or Bank. No non-equity incentive plan awards were made during 2008. All option grants made in 2008 were Dividend Equivalent shares and will earn dividends at the normal dividend rate as they vest. All grants vest ratably over a 4 year period on the anniversary of the grant. Other than listed below, there were no additional grants made with respect to the named executive officers during 2008.

		All Other
		Option
		Awards:
		Number of	Exercise or
		Securities	Base Price	Grant Date Fair
		Underlying	of Option	Value of Stock
		Options	Awards	and Option
Name	Grant Date	(#)	($/Sh)	Awards
Craig J. Cerny	01/09/2008	17,500	$10.77	$188,475
Kerril K. Steele	01/09/2008	4,000	10.77	43,080
William W. Phillips, Jr.	01/09/2008	10,000	10.77	107,700
Mark R. Larrabee	01/09/2008	9,000	10.77	96,930
Susan C. Weber	01/09/2008	7,000	10.77	75,390

Outstanding Equity Awards at Fiscal Year End
     The following table provides information with respect to outstanding equity awards at fiscal year end 2008 to the named executive officers. All options vest in 25% increments over a four year vesting schedule.

		Number of	Number of
		Securities	Securities
		underlying	underlying
		Unexercised	Unexercised	Option
		Options	Options	Exercise
		#	#	Price/Share
Name	Date of Grant	Exercisable	Unexercisable	($)	Option Expiration Date
Cerny, Craig, J	July 21, 1999	27,000	—	6.94	July 21, 2009
	January 9, 2002	9,000	—	7.78	January 9, 2012
	January 6, 2004	12,000	—	13.68	January 6, 2014
	December 16, 2004	15,000	0	18.18	December 16, 2014
	January 12, 2006	7,500	7,500	16.80	January 12, 2016
	January 9, 2007	3,750	11,250	17.32	January 9, 2017
	January 9, 2008	—	17,500	10.77	January 9, 2018

Steele, Kerril, K	February 23, 2004	1,200	—	15.98	February 23, 2014
	December 16, 2004	2,000	—	18.18	December 16, 2014
	January 9, 2006	1,500	1,500	16.80	January 9, 2016
	January 9, 2007	1,000	3,000	17.32	January 9, 2017
	January 9, 2008	—	4,000	10.77	January 9, 2018

Phillips, William, W.	July 21, 1999	19,800	—	6.94	July 21, 2009
	January 11, 2001	7,200	—	6.94	January 11, 2011
	January 9, 2002	7,200	—	7.78	January 9, 2012
	January 8, 2003	9,000	—	9.38	January 8, 2013
	January 6, 2004	3,600	—	13.68	January 6, 2014
	December 16, 2004	5,000	—	18.18	December 16, 2014
	January 9, 2006	3,000	3,000	16.80	January 9, 2016
	January 9, 2007	2,250	6,750	17.32	January 9, 2017
	January 9, 2008	—	10,000	10.77	January 9, 2018

Larrabee, Mark, R	January 9, 2002	5,400	—	7.78	January 9, 2012
	January 8, 2003	6,000	—	9.38	January 8, 2013
	January 6, 2004	4,800	—	13.68	January 6, 2014
	December 16, 2004	5,000	—	18.18	December 16, 2014
	January 9, 2006	3,000	3,000	16.80	January 9, 2016
	January 9, 2007	2,000	6,000	17.32	January 9, 2017
	January 9, 2008	—	9,000	10.77	January 9, 2018

Weber, Susan, C	July 21, 1999	10,800	—	6.94	July 21, 2009
	January 11, 2001	5,400	—	6.94	January 11, 2011
	January 9, 2002	5,400	—	7.78	January 9, 2012
	January 8, 2003	6,000	—	9.38	January 8, 2013
	January 6, 2004	4,800	—	13.68	January 6, 2014
	December 16, 2004	5,000	—	18.18	December 16, 2014
	January 9, 2006	2,500	2,500	16.80	January 9, 2016
	January 9, 2007	1,500	4,500	17.32	January 9, 2017
	January 9, 2008	—	7,000	10.77	January 9, 2018

Options Exercised and Stock Vested
     As of December 31, 2008, based on the market value of the Company’s common stock, all of the awarded Stock Options were underwater and had no intrinsic value. Therefore an assumed change in control on December 31, 2008 would have given no additional value or benefit to the named executive officers for acceleration of vesting. No options were exercised by named executive officers in 2008.
Transactions with Related Persons, Promoters and Certain Control Persons
     Except as described below, during 2008, the Company has not been a party to any transaction or series of transactions in which the amount involved exceeds $120,000 and in which any director, executive officer, or immediate family member of any director or executive officer had or will have a direct or indirect material interest.
     Under applicable federal law, the Bank can make loans or extensions of credit to its and the Company’s executive officers and directors only if the loans and extensions of credit are made on substantially the same terms, including interest rates and collateral, as the Bank then makes available for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) the Company makes widely available to its employees and (ii) does not give preference over other employees to any director, executive officer or principal stockholder or certain affiliates. All such loans, except as described below, (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. Also, if the Bank makes a loan or extends credit to any of its or the Company’s executive officers or directors, the transaction must not involve more than the normal risk of repayment or present other unfavorable features. In early 2002, the Company adopted a mortgage loan program for the benefit of all of the employees and directors of the Company and Bank and their subsidiaries. Under this program, the Company offers its employees and directors mortgage loans on its customary terms, provided that during the period they are employed by or a director of the Company or the Bank the interest rate on the mortgage loan will be equal to 3-month LIBOR plus 200 basis points with a cap which equals the fixed rate available for unaffiliated parties at the time of origination.

     The following table sets forth certain information relating to such preferential loans to executive officers and directors which were outstanding at December 31, 2008.

		Largest Amount of
		Indebtedness between
	Loan Origination	January 1, 2008 and	Balance as of
Name	Date	December 31, 2008	December 31, 2008
Craig J. Cerny	09/27/2002	$880,317	$862,420
Paul Halme	03/20/2002	510,874	500,874
John McConnell	02/19/2003	367,385	348,237
Susan Weber	01/24/2002	313,718	307,049
Mark Larrabee	05/28/2002	122,734	112,403
Michele Morrison	03/25/2002	180,930	159,648
Cynthia Mendenhall	01/01/2005	270,145	265,330
Paul Halme	06/09/2008	273,245	273,245
     In addition to the loans noted in the table above, the Bank has had, and expects in the future to have, banking transactions in the ordinary course of its business with certain of the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2008 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.
     As of December 31, 2008, loans to directors and officers in excess of $60,000 aggregated $5.6 million or 12.0% of the Company’s consolidated stockholders’ equity as of such date, including the loans to the directors and executive officers described above. All loans set forth in the table above were made by the Bank in accordance with the policy and program described in the preceding paragraphs.
     During 2008, the Bank paid $184,770 in rent for its Scottsdale/Mirage branch office to Mirage Crossings, LLC, of which Resource Marketing Group, Inc. holds approximately a 12% ownership interest. In turn, Resource Marketing Group, Inc. is a wholly-owned company of Timothy Hatlestad, a director of the Company.

Policy and Procedures on Related Person Transaction
     The Company’s related person transaction practices and policies between the Company or any of its subsidiaries and an executive officer, director, director nominee, 5% shareholder or an immediate family member are currently governed by HWFG’s Code of Ethics (“Code”) which is available on the Company’s website at www.hwfg.com. The Code prohibits conflicts of interest or appropriation of corporate opportunities or property and requires confidentiality, fair dealing and protection of Company assets. The Code provides a mechanism for reporting illegal or unethical behavior or accounting complaints and prohibits retaliation against those who make any such report. Waivers of the Code can be granted only by the Board or a Board committee with specific delegated authority. Bank transactions with affiliates, directors and executive officers are also governed by the Bank’s Transactions with Affiliates and Loans to Insiders Policy which implements the Federal Reserve’s Regulations W and O in compliance with OTS regulations.
Compensation Committee Interlocks and Insider Participation
     The Company’s Board of Directors’ Compensation Committee currently consists of Messrs. Ross, Halme, Hatlestad and McConnell, all of whom are independent directors. During the year ended December 31, 2008, no member of the Board of Directors or of its Compensation Committee served as a member of the board of directors or compensation committee of an entity that had one or more executive officers serving as members of the Company’s Board of Directors or its Compensation Committee.
     None of the members of the Compensation Committee during fiscal year ended December 31, 2008 served as an officer or employee of the Company or the Bank, and except as described below, none of the members of the Compensation Committee has served as one of the Company’s officers, or as an officer of the Bank, or had a relationship with the Company or the Bank requiring disclosure under the securities laws. John McConnell had an outstanding mortgage loan of $348,237 with the Bank as of December 31, 2008. Paul Halme had an outstanding mortgage loan of $500,874 as of December 31, 2008. and a home equity line of credit with a balance of $273,245 as of December 31, 2008. Mirage Crossings, LLC, in which Timothy Hatlestad is a partner, had an outstanding mortgage loan of $3,034,545 as of December 31, 2008. These loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. William D. Ross served as a senior executive officer of the Company and the Bank until 1998.

Compensation Committee Report
          The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that is required by Securities Exchange Commission Rules to be included in this proxy Statement.
     Based on that review and those discussions the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE William D. Ross Paul O. Halme Timothy S. Hatlestad John J. McConnell”

Performance Graph
          The following stock performance graph compares the performance of the Company’s Common Stock with that of the Nasdaq Composite Index (U.S. companies) and the Nasdaq Bank Index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on November 12, 2002 (the date the Company’s common stock first began trading on the Nasdaq Global Market), in the Company’s Common Stock, and in the other indices referenced above. The cumulative returns include the payment of dividends by the Company. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
HWFG vs Indexes

	11/12	12/31	06/30	12/31	06/30	12/31	06/30	12/31	06/30	12/31	06/29	12/31	06/30	12/31
	2002	2002	2003	2003	2004	2004	2005	2005	2006	2006	2007	2007	2008	2008
HWFG	100.00	102.75	113.80	153.79	192.00	206.58	183.01	198.79	193.97	211.51	173.13	123.29	40.44	21.92
NASDAQ Composite Index	100.00	98.96	120.25	148.45	151.74	161.20	152.42	163.41	160.95	178.97	192.89	196.53	169.83	116.85
NASDAQ Bank Index	100.00	101.25	111.55	131.56	132.05	146.02	126.46	141.60	149.95	163.88	142.98	120.85	93.03	91.94

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF AUDITORS
          The Audit Committee of the Company has appointed Crowe Horwath LLP (“Crowe Horwath”), independent certified public accountants, to perform the audit of the Company’s financial statements for the year ending December 31, 2009, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.
          The following table presents fees billed for professional audit and tax services rendered by Crowe Horwath for 2008. Crowe Horwath rendered services for the audit of the Company’s consolidated financial statements and its subsidiaries as summarized in the table below for 2007.

	2008	2007
Audit fees	$303,800	$190,388
Audit related fees		—
Tax fees (1)	27,000	29,101
All other fees	28,616	6,439

Total fees	$359,416	$225,928

(1)	Tax fees consisted of tax return preparation, tax planning and services related to California Franchise Tax Audit.
          The Audit Committee has concluded that the provision of non-audit services provided by Crowe Horwath to the Company in 2008 were not incompatible with maintaining the independence of Crowe Horwath in their capacity as the Company’s auditor.
          The Company has been advised by Crowe Horwath that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Crowe Horwath will be represented at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
          The Audit Committee has adopted a policy that requires advance approval of any non-audit service, including tax services, that its registered public accounting firm renders, unless such prior approval may be waived because of permitted exceptions under the Sarbanes-Oxley Act of 2002.
          The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Crowe Horwath as independent auditors for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS
          Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in June 2010, must be received at the principal executive offices of the Company, 610 Alamo Pintado Road, Solvang, California 93463, Attention: Lisa Watkins, Secretary, no later than December 31, 2009.
          Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received for the Annual Meeting. Such stockholder’s notice is required to set forth certain information specified in the Company’s Bylaws. To be timely with respect to the next annual meeting to be held in June, 20010, a stockholder’s notice must be received by the Secretary of the Company no later than January 30, 2010.
ANNUAL REPORTS
          A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 accompanies this Proxy Statement. The Form 10-K is not part of the proxy solicitation materials.
OTHER MATTERS
          Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.
          The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

/s/ Craig J. Cerny Craig J. Cerny
Chairman of the Board and Chief Executive Officer

☐	■
HARRINGTON WEST FINANCIAL GROUP, INC.
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HARRINGTON WEST FINANCIAL GROUP, INC. (“COMPANY ”),
FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2009 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned being a stockholder of the Company as of April 15, 2009, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Los Padres Bank office, 610 Alamo Pintado Road, Solvang, California, 93463 on Thursday, June 11, 2009 at 5:00 p.m. local time and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:
(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF
HARRINGTON WEST FINANCIAL GROUP, INC.
June 11, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13249
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■	20230000000000001000 9	061109

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

Nominees: For a three year term:
☐	FOR ALL NOMINEES	o o	Timothy S. Hatlestad William D. Ross
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment by the Board of Directors of Crowe Horwath LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■